Exhibit 99.1

CENCORA, INC.
SUMMARY REPORTABLE SEGMENT INFORMATION
(in thousands)
(unaudited)

The following illustrates revised reportable segment revenue information for the periods indicated:

	Fiscal Year Ended September 30, 2026
Revenue	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
	(As Revised)	(As Revised)	(As Revised)	(As Revised)	(As Revised)
Pharmaceutical Distribution and Services	$72,969,277	$66,108,390	$71,164,265	$74,242,224	$284,484,156
Specialty Pharmaceutical and Provider Services	11,098,508	10,471,417	11,645,430	12,175,177	45,390,532
Other	2,128,947	2,055,571	2,253,330	2,302,073	8,739,921
Intersegment eliminations	(264,716)	(279,462)	(308,188)	(364,944)	(1,217,310)
Total revenue	$85,932,016	$78,355,916	$84,754,837	$88,354,530	$337,397,299

	Fiscal Year Ended September 30, 2025
Revenue	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
	(As Revised)	(As Revised)	(As Revised)	(As Revised)	(As Revised)
Pharmaceutical Distribution and Services	$69,441,734	$63,350,601	$67,700,658	$71,352,299	$271,845,292
Specialty Pharmaceutical and Provider Services	10,490,286	10,418,900	11,136,471	10,542,389	42,588,046
Other	2,002,455	1,956,407	2,107,464	2,091,507	8,157,833
Intersegment eliminations	(447,415)	(272,235)	(281,061)	(257,641)	(1,258,352)
Total revenue	$81,487,060	$75,453,673	$80,663,532	$83,728,554	$321,332,819

CENCORA, INC.
SUMMARY REPORTABLE SEGMENT INFORMATION
(in thousands)
(unaudited)

The following illustrates revised reportable segment operating income and margin information for the periods indicated:

	Fiscal Year Ended September 30, 2026
Operating income	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
	(As Revised)	(As Revised)	(As Revised)	(As Revised)	(As Revised)
Pharmaceutical Distribution and Services	$606,904	$774,786	$664,122	$690,546	$2,736,358
Specialty Pharmaceutical and Provider Services	366,582	399,311	467,908	459,221	1,693,022
Other	91,417	91,633	108,736	101,075	392,861
Intersegment eliminations	(2,189)	(2,381)	(2,680)	(1,944)	(9,194)
Total segment operating income	$1,062,714	$1,263,349	$1,238,086	$1,248,898	$4,813,047

Percentages of revenue:

Pharmaceutical Distribution and Services
Gross profit	2.26%	2.70%	2.39%	2.31%	2.41%
Operating expenses	1.43%	1.52%	1.45%	1.38%	1.45%
Operating income	0.83%	1.17%	0.93%	0.93%	0.96%

Specialty Pharmaceutical and Provider Services
Gross profit	9.21%	12.27%	12.89%	12.58%	11.76%
Operating expenses	5.91%	8.45%	8.88%	8.81%	8.03%
Operating income	3.30%	3.81%	4.02%	3.77%	3.73%

Other
Gross profit	15.24%	15.16%	14.58%	14.30%	14.81%
Operating expenses	10.95%	10.70%	9.76%	9.91%	10.31%
Operating income	4.29%	4.46%	4.83%	4.39%	4.50%

CENCORA, INC.
SUMMARY REPORTABLE SEGMENT INFORMATION
(in thousands)
(unaudited)

	Fiscal Year Ended September 30, 2025
Operating income	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
	(As Revised)	(As Revised)	(As Revised)	(As Revised)	(As Revised)
Pharmaceutical Distribution and Services	$569,446	$725,639	$590,995	$614,651	$2,500,731
Specialty Pharmaceutical and Provider Services	282,531	373,741	380,246	333,989	1,370,507
Other	97,329	92,851	87,104	74,429	351,713
Intersegment eliminations	2	33	(14)	1	22
Total segment operating income	$949,308	$1,192,264	$1,058,331	$1,023,070	$4,222,973

Percentages of revenue:

Pharmaceutical Distribution and Services
Gross profit	2.27%	2.62%	2.33%	2.28%	2.37%
Operating expenses	1.45%	1.47%	1.46%	1.42%	1.45%
Operating income	0.82%	1.15%	0.87%	0.86%	0.92%

Specialty Pharmaceutical and Provider Services
Gross profit	6.14%	9.01%	8.67%	9.23%	8.27%
Operating expenses	3.44%	5.42%	5.26%	6.07%	5.05%
Operating income	2.69%	3.59%	3.41%	3.17%	3.22%

Other
Gross profit	15.86%	16.27%	14.95%	14.57%	15.40%
Operating expenses	11.00%	11.53%	10.82%	11.01%	11.08%
Operating income	4.86%	4.75%	4.13%	3.56%	4.31%